                                                                    Exhibit 25.3


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM T-1

                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                 of a Corporation Designated to Act as Trustee

                Check if an Application to Determine Eligibility
               of a Trustee Pursuant to Section 305(b)(2) ______


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

        Illinois                                                36-1194448
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                111 West Monroe Street, Chicago, Illinois  60603
                    (Address of principal executive offices)

                Judith Bartolini, Harris Trust and Savings Bank,
                311 West Monroe Street, Chicago, Illinois, 60606
                  312-461-2527 phone   312-461-3525 facsimile
           (Name, address and telephone number for agent for service)



                         COMMERCIAL FEDERAL CORPORATION
                               (Name of obligor)

       Nebraska                                                 47-0658852
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                            2120 South 72nd Street
                             Omaha, Nebraska 68124
                   (Address of principal executive offices)

                      Guarantee of Preferred Securities
                        (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

            Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

            Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee.

3. thru 15.

            NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

        A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

           (included as Exhibit C to this statement)

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 5th day of March, 1997.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ---------------------------
     J. Bartolini
     Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ J. Bartolini
   ---------------------------
     J. Bartolini
     Vice President

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of September 30, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                      [LOGO OF HARRIS BANK APPEARS HERE]

                                   HARRIS BANK

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on September 30, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                 THOUSANDS
                                       ASSETS                                                    OF DOLLARS
Cash and balances due from depository institutions:
            Non-interest bearing balances and currency and coin...........                            $1,751,494
            Interest bearing balances.....................................                              $839,856
Securities:...............................................................
a.  Held-to-maturity securities                                                                               $0
b.  Available-for-sale securities                                                                     $3,137,919
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
             Federal funds sold...........................................                              $478,625
             Securities purchased under agreements to resell..............                                    $0
Loans and lease financing receivables:
             Loans and leases, net of unearned income.....................                $7,897,067
             LESS:  Allowance for loan and lease losses...................                  $108,949
                                                                                    ----------------

             Loans and leases, net of unearned income, allowance, and
             reserve (item 4.a minus 4.b).................................                            $7,788,118
Assets held in trading accounts.........                                                                 $74,302
Premises and fixed assets (including capitalized leases)..................                              $172,267
Other real estate owned...................................................                                  $142
Investments in unconsolidated subsidiaries and associated companies.......                                   $60
Customer's liability to this bank on acceptances outstanding..............                              $100,950
Intangible assets.........................................................                              $299,478
Other assets..............................................................                              $563,022
                                                                                          -----------------------
TOTAL ASSETS                                                                                         $15,206,233
                                                                                          =======================



                                LIABILITIES
Deposits:
   In domestic offices....................................................                            $8,013,146
      Non-interest bearing................................................                $3,248,897
      Interest bearing....................................................                $4,764,249
   In foreign offices, Edge and Agreement subsidiaries, and IBF's.........                            $2,055,520
      Non-interest bearing................................................                   $32,775
      Interest bearing....................................................                $2,022,745
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
   Federal funds purchased................................................                              $886,457
   Securities sold under agreements to repurchase.........................                            $1,841,475
Trading Liabilities
Other borrowed money:.....................................................                               $40,157
a. With remaining maturity of one year or less                                                          $606,331
b. With remaining maturity of more than one year                                                          $9,434
Bank's liability on acceptances executed and outstanding                                                $100,950
Subordinated notes and debentures.........................................                              $310,000
Other liabilities.........................................................                              $186,408
                                                                                          -----------------------

TOTAL LIABILITIES                                                                                    $14,049,878
                                                                                          =======================

                                EQUITY CAPITAL
Common stock..............................................................                              $100,000
Surplus...................................................................                              $600,295
a. Undivided profits and capital reserves.................................                              $486,054
b. Net unrealized holding gains (losses) on available-for-sale securities                               ($29,994)
                                                                                          -----------------------

TOTAL EQUITY CAPITAL                                                                                  $1,156,355
                                                                                          -----------------------

Total liabilities, limited-life preferred stock, and equity capital.......                           $15,206,233
                                                                                          =======================

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    10/30/96

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          MARIBETH S. RAHE
                                                                      Directors.

                                                                       Exhibit C


                                Harris Trust and
                                  Savings Bank



                                     Bylaws
                                 December, 1996



                      [LOGO OF HARRIS BANK APPEARS HERE]

                      ARTICLE I:  Meetings of Stockholders
                      ------------------------------------

Section 1. Time and Notice. The annual meeting of stockholders shall be held on the third Wednesday of April as soon as practicable after the adjournment of the annual meeting of the stockholders of Harris Bankcorp, Inc. for the election of directors and for such other business as may properly come before the meeting.

Notice of the place, day and time of the annual meeting shall be given by mailing not less than ten nor more than forty days previous to such meeting, a notice addressed to each stockholder entitled to vote, at his address as the same shall appear on the stock books of the Bank.

Section 2. Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or by the Chairman of the Board, a Vice Chair of the Board or the President or by a majority of the directors without a meeting. It shall be the duty of the Chairman of the Board to call such meetings whenever requested in writing so to do by stockholders owning a majority of the capital stock. Notice of such special meetings stating the purpose thereof shall be given in the same manner as for the annual meeting, unless the purpose of the meeting is to change the Bank's charter, in which event such notice shall be given within the time and published as provided for in the following Section 3.

Section 3. Charter Amendment. If any special meeting is called to effect a change in the Bank's charter as provided for in Section 17 of the Illinois Banking Act, the Board of Directors shall adopt a resolution setting forth the proposed amendment and directing that it be submitted to vote at the special meeting; and notice of the purpose, place, day and hour of the special meeting shall be given by publication thereof at least once in each week for three successive weeks immediately preceding the week during which the meeting is to be held in a newspaper published in the city of Chicago and by mailing such notice not less than thirty days previous to such meeting to each stockholder entitled to vote at his address as the same shall appear on the stock books of the Bank.

Section 4. Location. The Board of Directors may designate any place in the State of Illinois as the place of meeting for any annual or special meeting.

Section 5. Record Date. In lieu of closing the stock transfer books for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination. In the absence of specific action by the Board closing the stock transfer books or fixing a different record date for each annual and each special meeting of the stockholders, the date on which notice of such meeting is mailed shall be the record date for such determination of stockholders entitled to vote.

Section 6. Quorum. A majority of the outstanding shares of the capital stock of the Bank, represented either by the holders thereof or by duly authenticated proxies, shall constitute a quorum for the transaction of business at any meeting of the stockholders, but in the absence of a quorum a meeting may be adjourned from time to time without notice to the stockholders.

ARTICLE II:  Directors
----------------------

Section 1. Powers. The business and affairs of the Bank shall be managed by the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Bank as it may deem proper, not inconsistent with the laws of the United States, of the State of Illinois, or these bylaws; and all officers and employees shall strictly adhere to and be bound by such rules and regulations. Directors need not be stockholders of the Bank or of any company which has control over the Bank within the meaning of Section 2 of the Illinois Bank Holding Company Act, as now or hereafter amended.

Section 2. Committees. The Board of Directors may, by resolution or resolutions passed by majority of the whole Board, designate an Executive Committee and such other committees as it may deem necessary, and from time to time suspend or continue the powers and duties of any committee. The Chairman of the Board, a Vice Chair of the Board, the President or the member or members of any Board committee present at any duly called meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may designate another member or other members of the Board of Directors to act at such meeting, and any director or directors so designated shall have the same powers, duties and compensation as regular members. The presence at the meeting of any director or directors so designated shall be considered in determining whether a quorum is present.

Section 3. Vacancies. Vacancies in the Board of Directors may be filled for the unexpired term at a special meeting of the stockholders called for that purpose. Additionally, the Board of Directors pursuant to paragraph (5) of
Section 16 of the Illinois Banking Act, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, may during the interval between annual meetings of stockholders elect not more than a total of three persons as directors to fill vacancies arising during such interval.

Section 4. Meetings. Regular meetings of the Board of Directors shall be held on the third Wednesday of each month at 11:00 o'clock a.m. (except for the meeting, if any, in January, April, July and October which shall be held at 9:30 o'clock a.m.) unless such day be a legal holiday, in which case the regular meeting shall be held at the same hour on the next business day, or at such other time, which may be a legal holiday, as the Board of Directors may determine. There shall be a minimum of two such regular meetings in each calendar quarter, the times of such meetings to be determined by the Chairman of the Board, or in his temporary absence, a Vice Chair of the Board. All such regular meetings shall be held at the offices of the Bank, or at such other place or such other time as the Chairman of the Board or a Vice Chair of the Board may at any time designate, and in the event of such designation, notice of the alternate meeting place or time shall be given by mailing the same to each director not later than five business days preceding the date of the meeting, or by telegraphing or telefaxing the same to him or her or delivering the same to him or her personally not later than the day previous to such meeting, but save for any such notice of alternate meeting place or time, such regular meetings shall be held without other notice than this bylaw. Special meetings may be called by the Chairman of the Board or a Vice Chair of the Board. Except to the extent the time or method of giving notice is regulated by statute, notice of any such meeting shall be given in the same manner as provided for notice or regular meetings. Any director may waive notice of any meeting by waiver signed either before or after such meeting. Except as otherwise required by statute or these bylaws, neither the business to be transacted at, nor the purpose of any meeting need be specified in the notice or waiver.

Section 5. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but less than a quorum shall have power to take a recess or adjourn a meeting to another day or hour.

Section 6. Secretary of the Board. The Board of Directors may appoint a Secretary of the Board other than the Secretary of the Bank as provided for in
Section 10 of Article III of the bylaws, who may or may not be a member of the Board and who shall keep the minutes of the meetings of the Board and perform such other duties as the Board shall from time to time prescribe.


ARTICLE III:  Officers
----------------------

Section 1. Number and Tenure. The officers of the Bank shall be chosen by the Board of Directors and may consist of a Chairman of the Board, one or more Vice Chairs of the Board and a President, each of whom shall be a member of the Board, and one of whom shall be designated the Chief Executive Officer, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, and one or more Executives (of any whose titles may be accompanied by reference to the area of their respective responsibilities), one or more Senior Vice Presidents, Vice President, Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Cashier, a Controller, an Auditor, one or more Trust Counsel, and such other officers as the Chief Executive Officer may from time to time designate. Officer directors shall be elected by the Board. Executives who are not also directors shall be elected by the Directors Committee on Compensation. All other officers shall be appointed by the Chief Executive Officer. Officers, whether elected or appointed, shall hold their respective offices until the next succeeding annual meeting of stockholders and their successors are elected and qualified, or until their retirement, resignation, removal or appointment to another office. Any officer may be removed by the Chief Executive Officer or the Board at any time with or without cause.

Section 2. Chief Executive Officer. The Chief Executive Officer shall exercise general control and supervision of the business and affairs of the Bank, shall see to it that all resolutions and orders of the Board of Directors are effected and shall have such other powers and duties as the directors may specify. He may appoint persons to hold office as Senior Vice President or below. During any absence or disability to act of the Chief Executive Officer, his powers and duties shall be exercised and performed by a Vice Chair of the Board, the President, or by an officer designated by the Board of Directors for that purpose. He shall be an ex-officio member of all Board committees.

Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. He shall have general responsibility for all Board matters, including without limitation, the development of corporate governance policies and processes, committee assignments, and meeting agendas. He shall have such other powers and duties as the Board of Directors may specify. He shall be an ex-officio member of all Board committees.

Section 4. President. The President shall have such powers and duties as the Board of Directors or the Chief Executive Officer may specify. During any absence or disability to act of the President, his powers and duties shall be performed and exercised by an officer designated in writing by the Chief Executive, or in the absence of such designation, by an officer designated by the Board of Directors for that purpose.

Section 5. Chief Operating Officer. The Chief Operating Officer shall manage or supervise the management of the day-to-day operations of the Bank and shall have such powers and duties as the Chief Executive Officer or the Board of Directors may specify.

Section 6. Vice Chair of the Board. A Vice Chair of the Board shall have such powers and duties as the Board of Directors may specify. During any absence or disability to act of the Chairman of the Board, a Vice Chair of the Board shall preside at all meetings of the Board of Directors and of the stockholders and have and exercise his powers and duties.

Section 7. Senior Executive Vice Presidents, Executive Vice Presidents, Executives, Senior Vice Presidents, Vice Presidents. Each Senior Executive Vice President, Executive Vice President, Executive, Senior Vice President, and Vice President shall have and perform such duties as the Chairman of the Board, a Vice Chair of the Board or the President may delegate and is authorized to accept trusts, execute contracts and agreements in relation to trusts and loans, sign authentications and certificates in connection with trusts and certificates of stock, and sign or countersign checks, drafts, certificates of deposit and letters of credit and all similar instruments or obligations issued by the Bank.

Section 8. Assistant Vice Presidents. Each Assistant Vice President is authorized, subject to the supervision and direction of the President or a Vice President, to accept trusts, execute contracts and agreements in relation to trusts and to sign authentications and certificates in connection with trusts and certificates of stock; also to sign or countersign checks, drafts, certificates of deposit and letters of credit and all similar instruments or obligations issued by the Bank.

Section 9. Cashier. The Cashier shall have charge and superintendence of the operations of the Bank touching the deposit of money and commercial and savings accounts, subject to the supervision and direction of the Chairman of the Board, a Vice Chair of the Board, the President or a Vice President, and is authorized to sign or countersign checks, drafts, certificates of deposit and letters of credit and, as provided in Article V hereof, to sign certificates representing stock of the Bank.

Section 10. Secretary. The Secretary shall act as secretary of the Board and as secretary at meetings of the stockholders and, in general, shall have charge of all records of the Bank relating to its organization and corporate action and shall have power to certify the contents thereof.

Section 11. Assistant Secretaries. Each Assistant Secretary is authorized, subject to the supervision and direction of the President, a Vice President or the Secretary, to accept trusts, execute contracts and agreements in relation to trusts, to sign authentications and certificates in connection with trusts and certificates of stock, and to certify the contents of all records of the Bank, to the same extent as the Secretary; to sign or countersign checks, drafts, certificates of deposit, letters of credit and, as provided in Article V hereof, certificates representing the stock of the Bank.

Section 12. Other Officers. All other officers shall perform such duties and possess such powers as from time to time may be directed or delegated by the Board of Directors, the Executive Committee, the Chairman of the Board, a Vice Chair of the Board, the President or a Vice President.

Section 13. Other Signing Authority. In addition to the signing authorities granted by or pursuant to the foregoing provisions of this Article III, the Chairman of the Board, a Vice Chair of the Board, the President, any Senior Executive Vice President, Executive Vice President, or Executive or any Senior Vice President within the area of his assigned duties or responsibilities, may designate from time to time in writing any officer or employee, either by name or by title, to sign or execute any documents, instruments or contracts to which the Bank is a party.


ARTICLE IV:  Seal
-----------------

The Board shall provide a Seal for the Bank, which shall be in the charge of the Secretary or any other officer designated by him or by the President or the Executive Committee, such Seal or a facsimile thereof to be affixed to or otherwise reproduced on certificates of stock and any other documents in accordance with the directions of the Board, the Executive Committee, the President, any Vice President or the Secretary.

ARTICLE V:  Capital Stock
-------------------------


Section 1. Transfer. Transfers of shares of stock of the Bank shall be made upon the books of the Bank by the registered holder in person, or by attorney duly authorized, on surrender of the certificate or certificates representing such shares. The person in whose name shares of stock stand on the books of the Bank shall be deemed to be the owner thereof for all purposes as regards the Bank. All transfers of shares of stock in the Bank to a fiduciary, including an executor, administrator, trustee, guardian, committee, conservator, curator, tutor, custodian or nominee, and any transfer of shares of stock of the Bank upon assignment by such fiduciary, shall be made by the Bank under, and the Bank shall have the protections and rights with respect thereto provided for by, an Act of the General Assembly of the State of Illinois entitled "An Act relating to the transfer of securities to and by fiduciaries and to repeal a part of an Act therein named", approved May 23, 1957.

Section 2. Certificates. All certificates representing stock of the Bank shall be signed manually by the Chairman of the Board or the President or a Vice President or the Cashier, and by the Secretary or an Assistant Secretary.


ARTICLE VI:  Loans on Stock of this Bank
----------------------------------------

The Bank shall make no loans in whole or in part upon the stock of the Bank as collateral.


ARTICLE VII:  Audits
--------------------

Section 1. Scope. The scope of and the procedures or tests to be followed in the auditing division in examining the books, assets, liabilities and affairs of the Bank and reporting thereon to the Board of Directors, and the extent and manner of coordinating such examination and report into or with any audit report by certified public accountants, shall be such as may be from time to time prescribed by the Board of Directors or by an Examining Committee appointed from time to time by the Board of Directors and consisting of at least two directors who are not officers of the Bank.

Section 2. Reports. The Auditor, or the officer designated by the Board as responsible for the supervision of the auditing division, shall report under seal to the Examining Committee appointed by the Board of Directors and, if none is appointed, to the Board of Directors, itself, on the audit program and internal controls in each quarter of the year and shall appear at any time at the request of the Board of Directors or the Executive Committee at any regular or special meetings thereof and report on the results of examinations, the soundness of condition of the Bank and any other pertinent information in connection therewith. The Auditor, or officer designated by the Board as responsible for the supervision of the auditing division, shall have continuing responsibility to report promptly under seal to the Board of Directors or the Executive Committee any material irregularities which in his opinion are of sufficient importance to be brought to their attention before his next quarterly report.

ARTICLE VIII:  Indemnification
------------------------------

Section 1. Applicability. Every person now or heretofore or hereafter serving as a director, officer or employee of the Bank or of a wholly owned subsidiary of the Bank, and every officer or employee of the Bank or of any such wholly owned subsidiary now, heretofore or hereafter serving as director or officer of one or more other corporations or organizations, or as trustee, executor, administrator, guardian or conservator or in a similar fiduciary capacity, at the request of the Bank as evidenced by action of the Executive Committee or the Board designating the situation as one entitled to the benefit of this bylaw or to the benefit of a similar indemnifying resolution of the Board, shall be indemnified or reimbursed by the Bank from and for expenses, liabilities, fines, penalties and costs that may be imposed upon or incurred by him, including by way of settlement, in connection with any action, suit, or proceeding, civil or criminal, in which he may be or become a party by reason of his being or having been such director, officer, trustee, executor, administrator, guardian, conservator or other such fiduciary; provided, however, that no such person shall be entitled to such indemnity or reimbursement.

          (a) in relation to matters as to which he shall be finally adjudged in an action brought by the Bank directly or derivatively to be liable for breach of a duty to or for nonpayment of a liability to the Bank; or

          (b) in relation to matters included in an action, suit or proceeding of the kind referred to in the foregoing subparagraph (a) but which is settled or disposed of without final adjudication on the merits except and unless the Board or, as the case may be, the stockholders, shall make the same findings as are provided for in the following subparagraph (c) as a condition precedent to such indemnity or reimbursement; or

          (c) in relation to matters involved in an action, suit or proceeding which is of a kind other than that referred to in the foregoing subparagraph
(a), unless such action, suit or proceeding is dismissed or otherwise disposed of on the merits in favor of such person, or, if not so dismissed or disposed of, unless the Board shall find that such person acted in good faith for a purpose which he reasonably believed to be in the best interests of the Bank, and in the case of criminal actions or proceedings, in addition had good warrant to believe that his conduct was not unlawful.

Section 2.  Findings.  The action by the Board called for in subparagraph (c) of
Section 1 hereof shall be at a meeting at which a quorum consisting of directors who are not parties to such suit, action or proceeding is present; and in taking such action no director involved shall be qualified to vote thereon. In the absence of quorum, such finding shall nevertheless be effective if made by resolution of the stockholders adopted at an annual meeting or at a special meeting of the stockholders. The right of indemnification or reimbursement provided for by this Article shall not be exclusive and shall not affect any right to indemnification or reimbursement which any director, officer or employee might otherwise have as a matter of law.

The term "Bank" as used in this Article shall be deemed to include the Bank and the predecessor bank of the same name, all with the same effect as if the Bank and said predecessor had at all times been one and the same corporation.

Section 3. Legal Expenses. Expenses incurred by a director, officer or employee in defending a civil or criminal action, suit or proceeding may be paid by the Bank in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in a specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to indemnification as provided in this Article VIII.

ARTICLE IX:  Management Succession Provisions
---------------------------------------------


In the temporary absence of the Chairman of the Board, the Vice Chairs of the Board and the President, certain Senior Executive Vice Presidents, Executive Vice Presidents, Executives or Senior Vice Presidents shall have and exercise all the powers and duties of the Chief Executive Officer until the Board of Directors meets to provide for permanent succession, the order of precedence having been set by the Board of Directors referring to this Article IX. The provisions of this paragraph are, however, subject to the right of the stockholder, the Board of Directors and of the Executive Committee to appoint the presiding officer of their respective meetings.



ARTICLE X:  Amendment or Repeal
-------------------------------


These bylaws, or any part hereof, may be amended, altered, changed, added to or repealed, and others adopted in their place by the Board of Directors of the Bank at any regular or special meeting.

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